Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 16, 2020 in the Registration Statement (Form S-1) and the related Prospectus of Playtika Holding Corp. dated December 18, 2020.

December 18, 2020	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel